                                                                     Exhibit 5.1

                          CALFEE, HALTER & GRISWOLD LLP

                                ATTORNEYS AT LAW

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                         1400 McDonald Investment Center
                 800 Superior Avenue Cleveland, Ohio 44114-2688
                          216/622-8200 Fax 216/241-0816

                                November 10, 1999

DataTRAK International, Inc.
20600 Chagrin Boulevard
Suite 1050
Cleveland, Ohio 44122

                  We are acting as counsel for DataTRAK International, Inc., formerly Collaborative Clinical Research, Inc., an Ohio corporation (the "Company"), with respect to the 175,000 Common Shares, without par value (the "Plan Shares"), to be offered and sold from time to time pursuant to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Plan Shares under the Securities Act of 1933, as amended.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares have been duly authorized and, when issued and sold from time to time in the manner contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Respectfully submitted,

                                           /s/ Calfee, Halter & Griswold LLP

                                           CALFEE, HALTER & GRISWOLD LLP